                                                                   Exhibit 10.19

                             EMPLOYMENT AGREEMENT


          This Employment Agreement (this "Agreement") is entered into as of June 16, 2000 ("Effective Date") between XCEL MANAGEMENT, INC., a Utah corporation with its principal offices located at 1101 Broadway Plaza, Tacoma, Washington 98402 (the "Company"), and Christopher Todd, a resident of Washington (the "Employee").

     In consideration of the promises and the terms and conditions set forth in this Agreement, the parties agree as follows:

     1.   Position. During the term of this Agreement, the Company will employ
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the Employee, and the Employee will serve the Company in the capacity of Director of Development. The Employee will report directly to James Leigh, the Company's Chief Technical Officer.

     2.   Duties. The Employee will perform duties described in Exhibit "A,"
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attached to this Agreement and incorporated by this reference, together with such additional duties assigned by the Chief Technical Officer.

     3.   Exclusive Service. The Employee will devote substantially all his
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working time and efforts to the business and affairs of the Company. The foregoing shall not, however, preclude the Employee: (a) from engaging in appropriate civic, charitable or religious activities; (b) from serving on the boards of directors of other entities, with the consent of the Company, which consent shall not be unreasonably withheld; or (c) from providing incidental assistance to family members on matters of family business, so long as the foregoing activities and service do not conflict with the Employee's responsibilities to the Company.

     4.   Term of Agreement.
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          4.1  Initial Term. The Company agrees to continue the Employee's
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employment, and the Employee agrees to remain in the employ of the Company, pursuant to the terms of this Agreement for a period of three (3) years after the Effective Date, unless the Employee's employment is earlier terminated pursuant to the provisions of this Agreement.

          4.2  Renewal. The term of this Agreement shall be extended
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automatically, without further action of either party, as of three (3) years after the Effective Date and on each succeeding anniversary of that date, for terms of one (1) year, unless on or before ninety (90) days prior to the last day of the term of this Agreement or any extension thereof, the Company or the Employee shall notify the other in writing of its intention not to renew this Agreement, in which case the Employee's employment shall terminate at the end of the original term or any extension thereof. If either party notifies the other of its intention not to renew this Agreement less than ninety (90) days prior to the end of the term of this Agreement or any extension thereof, then such termination shall be effective ninety (90) days from such notice. No notice of non-renewal may be given by either party after a renewal term has commenced. Any such renewal shall be upon such terms and conditions set forth in this Agreement, unless otherwise agreed between the Company and the Employee. The notice of non-renewal by either party shall in no way constitute a breach of this Agreement.

     5.   Compensation and Benefits.
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          5.1            Base Salary. The Employee's initial base annual salary
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                         will be no less than $95,000 per year for the first year of his employment with the Company. The Employee's base salary will be reviewed by the Chief Technical Officer and/or Board of Directors at least annually and will be increased to no less than $115,000 per year effective on the first anniversary of the Effective Date and to no less than $130,000 per year effective on the second anniversary of the Effective Date. Employee's salary will be payable as earned in accordance with the Company's customary payroll practice.

          5.2  Royalties.
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               (a) Beginning on the Effective Date, the Company shall pay to the Employee a royalty on the sale, lease or rental of the Company's "Interlynq" device, and future improvements and enhancements to that product, in an amount equal to two percent (2%) of the Company's monthly gross revenue actually received from such sale, lease or rental to Company customers. Royalty payments shall be paid monthly on or before the tenth day of the month following the Company's receipt of cash proceeds from the sale, lease or rental of the product to Company customers. Such royalties shall continue for the terms described in Section 7 of this Agreement.

               (b) Notwithstanding the foregoing royalty payments, the Employee acknowledges and agrees that the Company is the sole land exclusive owner of all materials, concepts, inventions, works of authorship, and Confidential Information (as further described in Section 8) the Employee has or will prepare, develop or make (whether alone or jointly with others) for the Company, and of all related rights (including but not limited to copyrights, trademarks and patents) and proceeds. The Employee specifically acknowledges and agrees that the Company's "Interlynq" device and all improvements and enhancements to that product are the sole and exclusive property of the Company included within the terms of the previous sentence. The Employee will execute all assignments, and take all action reasonably requested by the Company to acknowledge and establish the Company's sole and exclusive ownership of such materials, concepts, inventions and works of authorship, and to permit the Company to obtain applicable copyright, trademark, patent, or similar protection in the Company's name.

                    (c) The Employee is hereby notified that this Agreement does not apply to an invention for which no equipment, supplies, facilities or trade secrets or Confidential Information of the Company was used and which was developed entirely on the Employee's own time, unless the invention:
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                    (i) relates directly to the business of the Company; or (ii) relates to the Company's actual or demonstrably anticipated research or development; or (iii) results from any work performed by the Employee for the Company.

          5.3  Additional Benefits. The Employee will be eligible to participate
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in the Company's employee benefit plans of general application, including without limitation pension and profit-sharing plans, stock option, incentive or other bonus plans, life, health, disability, accident, vision and dental insurance programs, paid vacations and sabbatical leave plans, and similar plans or programs, in accordance with the rules established for individual participation in any such plan. The Employee will also be entitled to reasonable holidays and illness days with full pay in accordance with the Company's policy from time to time in effect. The Employee will be entitled to the same benefits extended to members of the senior executive staff of the Company, including but not limited to vacation accrual.

          5.4  Additional Stock Options. On the Effective Date, the Employee
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shall be granted a compensatory stock option for 225,000 shares of the Company's restricted Common Stock at an exercise price per share of $2.00 (the "Initial Option"). The Initial Option shall be vested and provided the Employee continues to be engaged under this Agreement on each of the vesting dates, in the following manner: 75,000 shares on the one year anniversary of the Effective Date (June 16, 2001), and thereafter 1/24 of the remaining shares subject to the Initial Option each month the Employee continues to be engaged under this Agreement. The Initial Option shall be fully vested on the third anniversary of the Effective Date. The Initial Option cannot be transferred by the Employee except in the event of his death, and must be exercised by the Employee (or in the event of his death, by his estate or such other designee) within ten (10) years from the Effective Date. Forms of permissible consideration to purchase the shares of restricted common stock on exercise of the Initial Option shall be cash, cashless exercise (also called net zero transaction), recourse promissory note and such other forms of consideration with which other executives have or are given the opportunity to purchase shares. In the event that the number of outstanding shares of the Company's common stock is changed by a stock dividend, recapitalization, stock split or similar change in the capital structure of the Company without consideration, then the number of shares subject to the Initial Option will be proportionately adjusted.

          5.5  Legal Expenses. The Company shall promptly reimburse the Employee
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for all reasonable legal expenses incurred by the Employee in connection with the preparation of this Agreement, up to a maximum of $500.

          5.6  Expenses. The Company will reimburse (monthly) the Employee for
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all reasonable and necessary expenses incurred by the Employee in connection with the Company's business.


     6. Termination.
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          6.1  Events of Termination. The Employee's employment with the Company
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shall terminate upon any one of the following:

          (a) Thirty (30) days after the date of a written notice sent to the Employee stating the Company's determination made in good faith that it is terminating the Employee for "Cause" as defined under Section 6.2 below ("Termination for Cause"); or

          (b) Thirty (30) days after the date of a written notice sent to the Employee stating the Company's determination made in good faith that, due to a mental or physical incapacity, the Employee has been unable to perform his duties under this Agreement for a period of not less than six (6) consecutive months ("Termination for Disability"); or

          (c)  Upon the Employee's death ("Termination Upon Death"); or

          (d) Upon the date of a written notice sent to the Company stating the Employee's determination made in good faith of "Constructive Termination" by the Company, as defined under Section 6.3 below ("Constructive Termination"); or

          (e) Thirty (30) days after the date of a notice sent to the Employee stating that the Company is terminating his employment, without Cause, which notice can only be given by the Company at any time after the Effective Date at the Company's sole discretion, for any reason or for no reason ("Termination Without Cause"); or

          (f) The date of a notice sent to the Company from the Employee stating that the Employee is electing to terminate his employment with the Company ("Voluntary Termination").

          6.2  "Cause" Defined. For purposes of this Agreement, "Cause" for the
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Employee's termination will exist at any time after the occurrence of one or more of the following events:

          (a) Any willful act or acts of dishonesty undertaken by the Employee intended to result in substantial gain or personal enrichment of the Employee at the expense of the Company; or

          (b) Any willful act of gross misconduct which is materially and demonstrably injurious to the Company. No act, or failure to act, by the Employee shall be considered "willful" if done, or omitted to be done, by him in good faith and in the reasonable belief that his act or omission was in the best interest of the Company and/or required by applicable law.

          6.3  "Constructive Termination" Defined. "Constructive Termination"
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shall mean:

          (a) A material reduction in the Employee's salary or benefits not agreed to by the Employee;

          (b) A material change in the Employee's responsibilities not agreed to by the Employee;

          (c) The Company's failure to comply in any material respect with any material term of this Agreement after thirty (30) days written notice of the Employee's claim of such failure; or

          (d) A requirement that the Employee relocate to an office that would increase the Employee's one-way commute distance by more than thirty (30) miles.

          6.4  "Termination Without Cause" shall mean:
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          (a) Termination of the Employee's employment with the Company for any reason other than Cause; or

          (b) Termination of the Employee's employment with the Company for any reason following a Change in Control. "Change in Control" shall mean the occurrence of any of the following events: (i) a merger or consolidation involving the Company in which the shareholders of the Company immediately prior to such merger or consolidation own less that fifty percent (50%) of the voting power of the surviving corporation; (ii) the sale of all, or substantially all, of the assets of the Company; (iii) any "person" or "group" (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities representing more than fifty percent (50%) of the voting power of the Company then outstanding; or (iv) less than a majority of the Board of Directors are persons who were either nominated for election by the Board of Directors or were elected by the Board of Directors.

     7. Effect of Termination.
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          7.1  Termination for Cause or Voluntary Termination. In the event of
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any termination of the Employee's employment pursuant to Section 6.1(a) or
Section 6.1(f), the Company shall immediately pay to the Employee the compensation and benefits accrued and otherwise payable to the Employee under
Section 5 through the date of termination. The Employee's rights under the Company's benefit plans of general application shall be determined under the provisions of those plans.

          7.2  Termination for Disability. In the event of termination of
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employment pursuant to Section 6.1(b):

          (a) The Company shall immediately pay to the Employee the compensation and benefits accrued and otherwise payable to the Employee under
Section 5 through the date of termination;

          (b) For three (3) months after the termination of the Employee's employment, the Company shall pay the Employee: (i) his salary under Section
5.1 above at the Employee's then-current salary, less applicable withholding taxes, payable on the Company's normal payroll dates during that period; (ii) healthcare premium for a period of three months; and (iii) royalties under
Section 5.2 for the sale, lease or rental of the Interlynq device to Company customers during the three (3) months after the termination of the Employee's employment.

          (c) The Employee shall receive other benefit payments as provided in the Company's standard benefit plans, and

          (d) The Employee shall become fully and immediately vested in the entire balance of his Initial Option under Section 5.3 above.

          7.3  Termination Upon Death. In the event of termination of employment
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pursuant to Section 6.1(c), all obligations of the Company and the Employee shall cease, except the Company shall immediately pay to the Employee (or to the Employee's estate) the compensation and benefits accrued and otherwise payable to the Employee under Section 5 through the date of termination, and the Employee shall become fully and immediately vested in the entire balance of his Initial Option under Section 5.3 above.


          7.4  Constructive Termination or Termination Without Cause. In the
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event of any termination of this Agreement pursuant to Section 6.1(d) or
Section 6.1(e):

          (a) The Company shall immediately pay to the Employee the compensation and benefits accrued and otherwise payable to the Employee under
Section 5 through the date of termination;

          (b) For three (3) months after the termination of the Employee's employment, the Company shall pay the Employee: (i) his salary under Section 5.1 above at the Employee's then-current salary, less applicable withholding taxes, payable on the Company's normal payroll dates during that period; (ii) healthcare premium for a period of three months; and (iii) royalties under
Section 5.2 for sale, lease or rental of the Interlynq device to Company customers during the three (3) months after the termination of the Employee's employment.

          (c) If the termination occurs within the first (12) twelve months following the Effective Date, the Employee shall be vested in such number of shares of the Initial Option provided in Section 5.4 equal to the product of 75,000 multiplied by the result of dividing the number of months the Employee has provided services to the Company by twelve.

          (d) If the termination occurs for any reason after a Change in Control, then in addition to the foregoing benefits, the remainder of the Initial Option provided in Section 5.3 shall, as of the date of employment termination, be immediately vested in full and shall remain exercisable for the periods specified in Section 5.4; provided, that if the total amount of the benefits available to the Employee under this Section 7.4, either alone or together with other payments which the Employee has the right to receive from the Company, would constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code (the "Code"), then the Employee will receive whichever provides him with the greater economic benefit: (i) the total amount of such benefits; or (ii) the largest amount that would result in no portion of such benefits being subject to the excise tax imposed by Section 4999 of the Code. The determination of which of the foregoing would provide the greatest economic benefit to the Employee shall be made by an independent accounting firm the fees for which determination shall be paid by the Company.


     8.   Nondisclosure. The Employee acknowledges that during the course of his
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employment by the Company, the Company will provide, and the Employee will acquire, knowledge of special and unique value with respect to the Company's business operations, including, by way of illustration, the Company's existing and contemplated product line, trade secrets, compilations, business and financial methods or practices, plans, hardware and software technology products, systems, programs, projects and know-how, pricing, cost of providing service and equipment, operating and maintenance costs, marketing and selling techniques and information, customer data, customer names and addresses, customer service requirements, supplier lists, and confidential information relating to the Company's policies, employees, and/or business strategy (all of such information herein referenced to as the "Confidential Information"). The Employee recognizes that the business of the Company is dependent upon Confidential Information and that the protection of the Confidential Information against unauthorized disclosure or use is of critical importance to the Company. The Employee agrees that, without prior written authorization of the Chief Executive Officer of the Company, the Employee will not, during his employment, divulge to any person, directly or indirectly, except to the Company or its officers and agents or as reasonably required in connection with the Employee's duties on behalf of the Company, or make any independent use of, except on behalf of the Company, any of the Company's Confidential Information, whether acquired by the Employee during his employment or not. The Employee further agrees that the Employee will not, at any time after his employment has ended, use or divulge to any person directly or indirectly any Confidential Information, or use any Confidential Information in subsequent employment of any nature. If the Employee is subpoenaed, or is otherwise required by law to testify concerning Confidential Information, the Employee agrees to notify the Company upon receipt of a subpoena, or upon belief that such testimony shall be required. This nondisclosure provision shall survive the termination of this Agreement for any reason. The Employee acknowledges that the Company would not employ the Employee but for his covenants and promises contained in this Section 8.

     9.   Return of Documents. The Employee agrees that if the Employee's
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relationship with the Company is terminated (for whatever reason), the Employee shall not remove or take with the Employee, but will leave with the Company or return to Company, all Confidential Information, records, files, data, memoranda, reports, customer lists, customer information, product information, price lists, documents and other information, in whatever form (including on computer disk), and any and all copies thereof, or if such items are not on the premises of the Company, the Employee agrees to return such items immediately upon the Employee's termination or the request of the Company. The Employee acknowledges that all such items are and remain the property of the Company.

     10.  No Interference or Solicitation. The Employee agrees that during his
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employment, and for a period of twelve (12) months following the termination of his employment (for whatever reason), that neither he nor any individual, partner(s), limited partnership, corporation or other entity or business with which he is in any way affiliated, including, without limitation, any partner, limited partner, director, officer, shareholder, employee, or agent of any such entity or business, will: (i) request, induce or attempt to influence, directly or indirectly, any employee of the Company to terminate their employment with the Company; or (ii) employ any person who as of the date of this Agreement was, or after such date is or was, an employee of the Company. The Employee further agrees that during the period beginning with the commencement of the Employee's engagement with the Company and ending twelve (12) months after the termination of the Employee's employment with the Company (for whatever reason), he shall not, directly or indirectly, as an employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity of the Company or of any other person, entity or business, solicit or encourage any present or future customer, supplier, contractor, partner or investor of the Company to terminate or otherwise alter his, his or its relationship with the Company. This provision shall survive the termination of this Agreement for any reason.

     11.  Non-Competition. In consideration of the numerous mutual promises
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contained in the Agreement between the Company and the Employee, including, without limitation, those involving Confidential Information, and in order to protect the Company's Confidential Information and to reduce the likelihood of irreparable damage which would occur in the event such information is provided to or used by a competitor of the Company, the Employee agrees that during his employment and for an additional period of twelve (12) months immediately following the termination of his employment, whether voluntary or involuntary (the "Non-Competition Term"), not to, directly or indirectly, either through any form of ownership or as a director, officer, principal, agent, employee, employer, adviser, consultant, shareholder, partner, or in any individual or representative capacity whatsoever, without the prior written consent of the Company (which consent may be withheld in its sole discretion): (i) compete for or solicit business related to application service provider services, or a derivative thereof, for or on behalf of any person or business entity with a place of business in the United States or Canada; (ii) own, operate, participate in, undertake any employment with or have any interest in any entity with a place of business in the United States or Canada in the business of marketing and selling of application service provider services, or a derivative thereof, to persons or business entities, except owning publicly traded stock for investment purposes only in which the Employee owns less than 5%; (iii) compete for or solicit application service provider services, or a derivative thereof, business from any customer of the Company (or its successors by merger); or (iv) use in any competition, solicitation, or marketing effort any Confidential Information, any proprietary list, any information concerning customers of the Company.

     If, during any period within the Non-Competition Term, the Employee is not in compliance with the terms of this Section 11, the Company shall be entitled to, among other remedies, compliance by the Employee with the terms of this
Section 11 for an additional period equal to the period of such noncompliance. For purposes of this Agreement, the term "Non-Competition Term" shall also include this additional period. The Employee hereby acknowledges that the geographic boundaries, scope of prohibited activities and the time duration of the provisions of this Section 11 are reasonable and are no broader than are necessary to protect the legitimate business interests of the Company.

     This non-competition provision shall survive the termination of the Employee's employment and can only be revoked or modified by a writing signed by the parties that specifically states an intent to revoke or modify this provision. The Employee acknowledges that the Company would not employ him but for his covenants or promises contained in this Section 11.

     12.  Reformation of Section 11. The Company and the Employee agree and
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stipulate that the agreements and covenants not to compete contained in Section 11 hereof are fair and reasonable in light of all of the facts and circumstances of the relationship between the Employee and the Company; however, the Employee and the Company are aware that in certain circumstances courts have refused to enforce certain agreements not to compete. Therefore, in furtherance of, and not in derogation of the provisions of Section 11, the Company and the Employee agree that in the event a court should decline to enforce the provisions of
Section 11, that Section 11 shall be deemed to be modified or reformed to restrict the Employee's competition with the Company or its affiliates to the maximum extent, as to time, geography and business scope, which the court shall find enforceable; provided, however, in no event shall the provisions of Section 11 be deemed to be more restrictive to the Employee than those contained herein.

     12.  Injunctive Relief. The Employee acknowledges and agrees that the
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agreements and covenants contained in this Agreement are essential to protect the Confidential Information, business, and goodwill of the Company. The Employee further acknowledges that the breach of any of the agreements contained herein, including, without limitation, the confidentiality covenants specified in Section 8, the non-solicitation covenants specified in Section 10, and the non-competition covenants contained in Section 11, will give rise to irreparable injury to the Company, inadequately compensable in damages. Accordingly, the Company shall be entitled to injunctive relief to prevent or cure breaches or threatened breaches of the provisions of this

Agreement and to enforce specific performance of the terms and provisions hereof in any court of competent jurisdiction, in addition to any other legal or equitable remedies which may be available. The Employee further acknowledges and agrees that in the event of the termination of the Employee's employment with the Company, whether voluntary or involuntary, that the enforcement of a remedy hereunder by way of injunction shall not prevent the Employee from earning a reasonable livelihood. The Employee further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Company's legitimate business interests and are reasonable in scope and content.


     13.  Miscellaneous
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          13.1  Indemnification and Errors and Omissions Insurance. The Company
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agrees to indemnify and defend the Employee on terms no less favorable than any indemnification agreement the Company has at any time during the term of this Agreement with an executive or officer of the Company.

          13.2  Arbitration. The Employee and the Company shall submit to
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mandatory binding arbitration in any controversy or claim arising out of, or relating to, this Agreement or any breach hereof. Such arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association in effect at that time, and judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator is hereby authorized to award to the prevailing party the costs (including reasonable attorneys' fees and expenses) of any such arbitration.

          13.3  Severability. If any provision of this Agreement shall be found
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by any arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable and to the extent that to do so would not deprive one of the parties of the substantial benefit of its bargain. Such provision shall, to the extent allowable by law and the preceding sentence, be modified by such arbitrator or court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions continuing in full force and effect.

          13.4  No Waiver. The failure by either party at any time to require
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performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

          13.5  Assignment. This Agreement and all rights hereunder are personal
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to the Employee and may not be transferred or assigned by the Employee at any time. The Company may assign its rights, together with its obligations hereunder, to any parent, subsidiary, affiliate or successor, or in connection with any sale, transfer or other disposition of all or substantially all of its business and assets, provided, however, that any such assignee assumes the Company's obligations hereunder.

          13.6  Withholding. All sums payable to the Employee hereunder shall
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be reduced by all federal, state, local and other withholding and similar taxes and payments required by applicable law.

          13.7  Entire Agreement. This Agreement constitutes the entire and only
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agreement between the parties relating to employment of the Employee with the Company, and this Agreement supersedes and cancels any and all previous contracts, arrangements or understandings with respect thereto.

          13.8  Amendment. This Agreement may be amended, modified, superseded,
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cancelled, renewed or extended only by an agreement in writing executed by both parties hereto.

          13.9  Notices. All notices and other communications required or
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permitted under this Agreement shall be in writing and hand delivered, sent by telecopier, sent by registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand delivered or sent by telecopier, five (5) days after mailing if sent by mail, and one (1) day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party shall notify the other parties:

          If to the Company:

                XCEL MANAGEMENT, INC.
                Attn: John P. Gorst
                1101 Broadway Plaza
                Tacoma, Washington 98402

          If to the Employee:

                Christopher D. Todd
                4218 North Whitman
                Tacoma, WA 98405

          13.10 Binding Nature. This Agreement shall be binding upon, and inure
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to the benefit of, the successors and personal representatives of the respective parties hereto.

          13.11 Headings. The headings contained in this Agreement are for
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reference purposes only and shall in no way affect the meaning or interpretation of this Agreement. In this Agreement, the singular includes the plural, the plural included the singular, the masculine gender includes both male and female referents, and the word "or" is used in the inclusive sense.

          13.12 Counterparts. This Agreement may be executed in two or more
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counterparts, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same agreement.

          13.13  Governing Law. This Agreement and the rights and obligations
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of the parties hereto shall be construed in accordance with the laws of the State of Washington, without giving effect to the principles of conflict of laws.

          13.14  Attorneys' Fees. In the event of any claim, demand or suit
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arising out of or with respect to this Agreement, the prevailing party shall be entitled to reasonable costs and attorneys' fees, including any such costs and fees upon appeal.

          IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.


"THE COMPANY"                                   "EMPLOYEE"

XCEL MANAGEMENT, INC.

By: /s/ John P. Gorst                           /s/ Christopher D. Todd
   --------------------------------             --------------------------------

John P. Gorst                                   Christopher D. Todd
Chief Executive Officer & Chairman

                                 EXHIBIT "A"
                                      TO
                             EMPLOYMENT AGREEMENT

                              DUTIES OF EMPLOYEE
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